Exhibit (25)-(2)

                                   Securities and Exchange Commission
                                         Washington, D.C. 20549

                                                FORM T-1

                                     STATEMENT OF ELIGIBILITY UNDER
                                  THE TRUST INDENTURE ACT OF 1939 OF A
                                CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                        ________________________

                  Check if an Application to Determine Eligibility of a Trustee
                                Pursuant to Section 305(b)(2) ___________
                                        ________________________

                                          FIRSTAR TRUST COMPANY
                           (Exact name of trustee as specified in its charter)

                   Wisconsin                           39-0281260
       (Jurisdiction of incorporation or            (I.R.S. Employer
   organization if not a U.S. National Bank)     Identification Number)

           777 East Wisconsin Avenue
             Milwaukee, Wisconsin                         53202
   (Address of principal executive offices)            (Zip Code)

                   Kevin C. Schuller, Vice President and Assistant Secretary
                                          Firstar Trust Company
                                        777 East Wisconsin Avenue
                                       Milwaukee, Wisconsin 53202
                                        Telephone (414) 765-5725
                  (Name, address, and telephone number of agent for service)

                                    WISCONSIN ELECTRIC POWER COMPANY
                           (Exact name of obligor as specified in its charter)

                   Wisconsin                           39-0476280
         (State or other jurisdiction               (I.R.S. Employer
       of incorporation or organization)         Identification Number)

           231 West Michigan Street
                 P.O. Box 2046
             Milwaukee, Wisconsin                         53201
   (Address of principal executive offices)            (Zip Code)

                                             Debt Securities
                                     (Title of indenture securities)


Item 1.       General Information.

              Furnish the following information as to the trustee:

              (a) Name and address of each examining or supervising authority to which it is subject.

                        Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

              (b) Whether it is authorized to exercise corporate trust powers.

                        The corporate trustee is authorized to exercise corporate trust powers.

Item 2.       Affiliations with the Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

              The obligor is not an affiliate of the trustee.

Item 3.       Voting Securities of the Trustee.

              Furnish the following information as to each class of voting securities of the trustee:

                                         As of October 31, 1997

                     Col. A                                   Col. B
                Title of class                           Amount outstanding

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 4.       Trusteeships under Other Indentures.

              If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

              (a) Title of the securities outstanding under each such other indenture.

                        Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

              (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.



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                        Per General Instruction B to Form T-1, no response is
                        required to this item because the obligor is not presently in default.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

              If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 6.       Voting Securities of the Trustee Owned by the Obligor or its
              Officials.

              Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                                         As of October 31, 1997

        Col. A            Col. B           Col. C             Col. D
     Name of Owner     Title of Class    Amount owned      Percentage of
                                         beneficially    voting securities
                                                          represented by
                                                           amount given
                                                             in Col. C

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 7.       Voting Securities of the Trustee Owned by Underwriters or their
              Officials.

              Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                                         As of October 31, 1997

        Col. A            Col. B           Col. C             Col. D
     Name of Owner     Title of Class    Amount owned      Percentage of
                                         beneficially    voting securities
                                                          represented by
                                                           amount given
                                                             in Col. C

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.






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Item 8.       Securities of the Obligor Owned or Held by the Trustee.

              Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                         As of October 31, 1997

     Col. A             Col. B             Col. C                 Col. D
  Title of Class        Whether         Amount owned            Percent of
                    the securities   beneficially or held    class represented
                      are voting    as collateral security    by amount given
                     or nonvoting      for obligations           in Col. C
                      securities         in default

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 9.       Securities of Underwriters Owned or Held by the Trustee.

              If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                         As of October 31, 1997

     Col. A             Col. B             Col. C                 Col. D
     Name of            Amount          Amount owned            Percent of
   issuer and         outstanding    beneficially or held    class represented
 title of class                     as collateral security    by amount given
                                     for obligations in          in Col. C
                                     default by trustee

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

              If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                         As of October 31, 1997

     Col. A             Col. B             Col. C                 Col. D
     Name of            Amount          Amount owned            Percent of
   issuer and         outstanding    beneficially or held    class represented
 title of class                     as collateral security    by amount given
                                     for obligations in          in Col. C
                                     default by trustee

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

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Item 11.      Ownership or Holdings by the Trustee of any Securities of a Person
              Owning 50 Percent or More of the Voting Securities of the Obligor.

              If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                         As of October 31, 1997

     Col. A             Col. B             Col. C                 Col. D
     Name of            Amount          Amount owned            Percent of
   issuer and         outstanding    beneficially or held    class represented
 title of class                     as collateral security    by amount given
                                     for obligations in          in Col. C
                                     default by trustee

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 12.      Indebtedness of the Obligor to the Trustee.

              Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

               Col. A                    Col. B                Col. C
        Nature of indebtedness     Amount outstanding         Date due

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 13.      Defaults by the Obligor.

              (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                        Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

              (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                        Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.
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Item 14.      Affiliations with the Underwriters.

              If any underwriter is an affiliate of the trustee, describe each such affiliation.

              Per General Instruction B to Form T-1, no response is required to this item because the obligor is not presently in default.

Item 15.      Foreign Trustee.

              Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

              Not applicable.

Item 16.      List of Exhibits.

              List below all exhibits filed as part of this statement of eligibility.

              1. A copy of the Articles of Association of Firstar Trust Company as now in effect (incorporated by reference to Exhibit 1 to the Form T-1 filed by Firstar Trust Company on December 29, 1993 as Exhibit 25 to the Registration Statement on Form S-3 of Wisconsin Electric Power Company, Registration No. 33-51749 (the "1993 Form T-1")).

              2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1 hereto).

              3. Authorization of the Trustee to exercise corporate trust powers (contained in Exhibit 1 hereto).

              4. A copy of the existing By-Laws of Firstar Trust Company (incorporated by reference to Exhibit 4 to the 1993 Form T-1).

              6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (incorporated by reference to Exhibit 7 to the Form T-1 filed by Firstar Trust Company on June 13, 1997 as Exhibit 25.03 to the Registration Statement on Form S-3 of Wisconsin Power and Light Company, Registration No. 33-60917).












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                                                SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 14th day of November, 1997.



                                    FIRSTAR TRUST COMPANY
                                                 (Trustee)


                                    By: /s/ Joseph S. Quinn
                                        -------------------------------------
                                         Joseph S. Quinn, Vice President
                                                     (Name and Title)

                                    By: /s/ Amy E. Nolde
                                        -------------------------------------
                                        Amy E. Nolde, Assistant Secretary
                                                     (Name and Title)




































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                                                                    EXHIBIT 6
                                                                    (Form T-1)





                            CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
                                   OF THE TRUST INDENTURE ACT OF 1939


         Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                                    FIRSTAR TRUST COMPANY,
                                                    as Trustee


                                    By: /s/ Joseph S. Quinn
                                        -------------------------------------
                                        Joseph S. Quinn, Vice President



                                    By: /s/ Amy E. Nolde
                                        -------------------------------------
                                         Amy E. Nolde, Assistant Secretary



Dated:  November 14, 1997

























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